UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 4, 2009
HASTINGS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Texas	000-24381	75-1386375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3601 Plains Blvd.
Amarillo, Texas 79102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (806) 351-2300
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HASTINGS ENTERTAINMENT, INC.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On December 4, 2009, the Board of Directors for Hastings Entertainment, Inc. (“Hastings” or the “Company”) approved a Stock Transfer Agreement between the Company and the John H. Marmaduke Family Limited Partnership (the “Partnership”), effective December 4, 2009 (the “Stock Transfer Agreement”). The following sets forth the significant terms and conditions of the Stock Transfer Agreement.
•	For a period of three years following the death of Mr. John H. Marmaduke, the Company’s President and Chief Executive Officer, the Partnership may tender for purchase to the Company, and, if so tendered, the Company will be required to purchase, the number of shares of the Company’s common stock belonging to the Partnership (the “Shares”) that equal an aggregate Fair Market Value (as defined in the Stock Transfer Agreement) of $5.0 million.

•	In the event the Partnership desires to tender any of the Shares to the Company pursuant to the Stock Transfer Agreement, the Partnership shall give written notice to the Secretary of the Company. The written notice must set forth the number and Fair Market Value of Shares to be tendered to the Company.

•	Within thirty days after exercising written notice, the Company shall purchase the number of Shares identified in the written notice for an amount equal to the Fair Market Value of such Shares, subject to compliance with applicable laws and all applicable agreements to which the Company is a party.

•	During this three year period, the Partnership may elect to tender portions of the Shares in various lots and parcels, at any time and from time to time, and any tender shall not exhaust or limit the Partnership’s right to tender an additional amount of the Shares, subject to the limitations set within the Stock Transfer Agreement.

•	Under the Stock Transfer Agreement, the Company is not obligated to purchase, and the Partnership does not have the right to tender, any amount of Shares with an aggregate Fair Market Value in excess of $5.0 million.

•	In the event that Mr. Marmaduke resigns as an officer or director of the Company prior to his death, the Partnership’s right to tender the Shares to the Company under the Stock Transfer Agreement shall terminate.

•	Beginning December 4, 2009 and continuing until four years following the death of John H. Marmaduke, under certain circumstances, including in the event that the Partnership entertains an offer for the purchase of the Shares, the Company shall have a right of first refusal to purchase some or all of the Shares, as set forth in the Stock Transfer Agreement.
The Company is currently the beneficiary of a $10 million Key-Man life insurance policy on Mr. Marmaduke; a portion of the proceeds of which would be used to complete any purchases of shares resulting from the Stock Transfer Agreement.
The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the Stock Transfer Agreement as filed as Exhibit 10.1 to this Current Report on Form 8-K (incorporated herein by reference).
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
10.1	Stock Transfer Agreement, dated December 4, 2009

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009	Hastings Entertainment, Inc. (Registrant)
	By:	/s/ Dan Crow
Dan Crow
Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

HASTINGS ENTERTAINMENT, INC.
INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Stock Transfer Agreement, dated December 4, 2009